EXHIBIT NO. 3.2
                           AMENDED AND RESTATED BYLAWS
                                       OF
                          UCI MEDICAL AFFILIATES, INC.
                                November 23, 1993


                         ARTICLE I - GENERAL PROVISIONS

     Section  1.  Name.  This  Corporation   shall  be  known  as  "UCI  MEDICAL
AFFILIATES,  INC.", or such other   name as the stockholders or
directors shall, from time to time, deem advisable.

         Section 2. Offices. The principal place of business of the Corporation shall be located in the State of South Carolina or at such other place which the officers or directors may designate from time to time.


                            ARTICLE II - STOCKHOLDERS

         Section 1. Annual Meeting. An annual meeting of the stockholders shall be held at such place on such date, and at such time as the Board of Directors shall each year designate, which date shall be within thirteen (13) months subsequent to the date of the last annual meeting of the stockholders. At such meeting the stockholders shall elect, by a plurality vote, directors to succeed those whose terms expire. The stockholders shall further transact such other business as may properly come before the meeting.

         Section 2. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prohibited by law (meaning here and hereinafter as required, the General Corporation Law of the State of Delaware or the Certificate of Incorporation), may be called by the Chairman of the Board, the President, or at the request in writing of a majority of the Board of Directors, and shall be held at such place, on such date, at such time, and for such purpose or purposes as the above designated officer or Board of Directors shall fix in the prescribed notice of the meeting.

         Section 3. Notice of Meetings. Written notice of the place, date and time (and in the case of a special meeting, the purpose or purposes for which the meeting is called) of all meetings of the stockholders shall be given to those stockholders entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled vote at such meetings, except as otherwise provided herein or required by law.

         When a meeting is adjourned to another time, place, or date, written notice need not be given of the adjourned meeting if the time, place and date thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of adjourned meeting is more than thirty
(30) days after the date of the original meeting, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given. Any business which might have been transacted at the original meeting may be transacted at the adjourned meeting.

         Section 4. Stock List. Subsequent to the record date of any meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order for each class of stock with the address of each such stockholder and the number of shares registered in the stockholder's name, shall be prepared by the Secretary, the Assistant Secretary, or such other agent of the Corporation as may be designated by the Board of Directors, at least ten (10) days before such meeting, and shall be open to the inspection of any such stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or at the principal office of the Corporation.

         The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each.

         Section 5. Quorum. At any meeting of the stockholders, the holders of a majority of all of the outstanding shares of the stock entitled to vote, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number is required by law.

         If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

         Section 6. Conduct of Business. The Chairman of the Board, or in his absence or disability the president, or such other person as the Board of Directors may have designated or, in the absence of such designation, the highest ranking officer of the Corporation who is present, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

         The chairman of any meeting of the stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as he deems appropriate.

         Section 7. Voting and Proxies. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing executed by such stockholder and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period, filed in accordance with the procedure established for the meeting.

         Each stockholder shall have one (1) vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

         All voting, except on the election of directors and where otherwise required by law, may be by a voice vote. A stock vote shall be taken on the election of directors. Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

         All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.

         Section 8. Record Date. The Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of the stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: (a) to notice of or to vote at any meeting of the stockholders or any adjournment thereof; (b) to express consent to corporate action in writing without a meeting; (c) to receive payment of any dividend or other distribution or allotment of any rights; or, (d) to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

         Upon the designation of a record date, only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to the rights and privileges enumerated above, notwithstanding any transfer of stock on the books of the Corporation after the record date is fixed as aforesaid.

         Section 9. Action in Lieu of Meeting. Any action required to be taken at any annual or special meeting of the stockholders, or any action which may be taken at such meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of the outstanding voting stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         Prompt notice of the taking of the corporate action without a meeting by less than a unanimous written consent shall be given to those stockholders who have not consented in writing.


                        ARTICLE III - BOARD OF DIRECTORS

         Section 1. Number and Term of Office. The number of directors shall be fixed by the Board of Directors from time to time. Each director shall serve until his successor is elected and qualified, except as otherwise required by law. Directors need not be stockholders.

         Section 2. Vacancies. If the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term or until the director's successor is elected and qualified.

         Section 3. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates and at such time or times as shall have been established by the Chairman of the Board of Directors or the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

         Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, or, on the written request of one-third of the directors then in office, by the Secretary. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived either personally, by mail or by telegram not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

         Section 5. Quorum. At all meetings of the Board of Directors, one-third of the total number of the whole Board of Directors shall constitute a quorum for the transaction of business. The vote of the majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided by law.

         Section 6. Meetings by Conference Telephone. Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

         Section 7. Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order as the Board of Directors from time to time may determine. All matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.

         Section 8. Actions in Lieu of Meetings. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 9. Powers. The property and business of the Corporation shall be managed by the Directors which may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the power to:

         (a) Declare dividends from time to time in accordance with law;

         (b) Purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

         (c) Authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or nonnegotiable, secured or unsecured, and to do all things necessary in connection therewith;

         (d) Remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

         (e) Confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers and agents;

         (f) Adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, agents and employees of the Corporation and its subsidiaries as it may determine;

         (g) Adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, agents and employees of the Corporation and its subsidiaries as it may determine; and,

         (h) Adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the corporation's business and affairs.

         Section 10. Compensation of Directors. The Board of Directors shall have the authority, from time to time, to establish such reasonable compensation to be paid as a retainer to the directors of this Corporation for their services associated therewith, and to establish a fixed sum to compensate the directors for their attendance at any regular or special meeting or any meeting of a duly designated committee, and further to reimburse the directors for expenses incurred in connection with their attendance at any regular or special meeting or meeting of a committee; provided, that nothing contained herein shall be construed as precluding any director from serving the Corporation in any other capacity and receiving compensation therefore.

         Section 11. Advisory Directors. In addition to the regular Board of Directors, this Corporation may have and establish, by appropriate resolutions of the Board of Directors, one or more, but not exceeding three (3) Advisory Directors who shall perform the following duties as designated by the Chairman of the Board: (a) to render advice and counsel to the Board of Directors; (b) to perform such other duties as may be mutually agreeable to the Chairman of the Board and such Advisory Directors. Advisory Directors shall not vote at the meetings of the Board of Directors, but shall be entitled to participate therein. Advisory Directors shall, at the discretion of the Board of Directors, be entitled to a retainer for their services associated therewith, to a fixed sum to compensate Advisory Directors for attendance at any regular or special meeting or meeting of a committee, and to reimbursement for expenses incurred in connection with attendance at any regular or special meeting or meeting of a committee.


                             ARTICLE IV - COMMITTEES

         Section 1. Committees of the Board of Directors. The Board of Directors, by a vote of the majority of all members of the Board of Directors, may from time to time designate committees of the Board of Directors, each committee to consist of two (2) or more of the directors, to serve at the pleasure of the Board of Directors. Any committee so designated may exercise such power and authority of the Board of Directors as the resolution so designating the committee shall provide. In the absence or in the event of disqualification from voting of any member of any committee, the member or members of the committee present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

         Such committee or committees shall have the name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 2. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting business and shall act in accordance therewith, except as otherwise provided herein or required by law. One-third of the members shall constitute a quorum unless the committee shall consist of two
(2) members, in which event one (1) member shall constitute a quorum. All matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceeding of such committee. All committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.


                              ARTICLE V - OFFICERS

         Section 1. Offices in General. The officers of this Corporation shall be chosen by the Board of Directors and shall consist of a Chairman of the Board of Directors, a President, an Executive Vice President, one or more Vice Presidents, a Secretary, a Treasurer, and such Assistant Secretaries, Assistant Treasurers or other subordinate officers as may from time to time be appointed by the Board of Directors. In addition, the Board of Directors may appoint a Vice Chairman of the Board of Directors and a Chief Medical Officer. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. The officers will hold such titles and have such duties as shall be hereafter stated, or hereafter designated by a resolution of the Board of Directors which is not inconsistent with these Bylaws. Any number of offices may be held by the same person.

         Section 2. Chairman of the Board. The Chairman of the Board of Directors shall be the chief executive officer of the Corporation. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and directors at which he is present. He shall be an ex-officio member of all standing committees and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors. He shall have the power to sign all stock certificates, contracts, execute bonds, notes, mortgages and other instruments on behalf of the Corporation. He shall have general supervision and direction of all of the other officers and agents of the Corporation.

         Section 3. President. Unless otherwise designated by the Board of Directors, the President shall be the chief operating officer of the Corporation. In the absence of a Chairman of the Board of Directors and unless otherwise designated by the Board of Directors, the President shall be the chief executive officer of the Corporation and he shall preside over the meetings of the stockholders and carry on the other duties of the Chairman of the Board of Directors. He shall have the power to sign all stock certificates, contracts and execute bonds, notes, mortgages, and other instruments on behalf of the Corporation. He shall perform such functions and duties as may be authorized by the Board of Directors or delegated to him by the Chairman of the Board.

         Section 4. Executive Vice President. The Executive Vice President shall have the power to sign all stock certificates and contracts and execute bonds, notes, mortgages and other instruments on behalf of the Corporation. He shall perform such functions and duties as may be authorized by the Board of Directors or designated to him by the Chairman of the Board.

         Section 5. Vice Presidents. The Vice Presidents shall perform such duties and be designated such areas of responsibility as the Board of Directors or Chairman of the Board of Directors shall prescribe.

         Section 6. Treasurer. The Treasurer or any Assistant Treasurer designated by the Board of Directors shall have the custody of all corporate funds and securities and shall keep accurate accounts of receipts and disbursements. The Treasurer and any Assistant Treasurer shall make such disbursements of the funds of the Corporation as are proper and shall render from time to time an account of all such transactions of the financial condition of the Corporation.

         Section 7. Secretary. The Secretary or any Assistant Secretary shall issue all authorized notices for and attend all meetings of the stockholders and Board of Directors and shall keep minutes of such meetings and record all votes therein. The Secretary or any Assistant Secretary shall keep the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature.

         Section 8. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any office to any other officer or agent, notwithstanding any provision hereof. In the absence or disability of the Chairman of the Board of Directors, the President and the Executive Vice President, their duties shall be performed and their powers shall be exercised by such person or persons as shall be exercised by such person or persons as shall be designated by the Board of Directors.

         Section 9. Removal. Any officer of the Corporation may be removed at any time, with or without cause, by a majority of the Board of Directors.

         Section 10. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chairman of the Board, or in his absence or disability, the President shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of the stockholders or with respect to any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporations.

             ARTICLE VI - INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 1. General Indemnity. The Corporation shall indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, or of a partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit, action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that in the case of an action or suit by or in the right of the Corporation, such person shall be indemnified only to the extent of his expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement thereof, and no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         The termination of any action, suit or proceeding (other than an action by or in the right of the Corporation) by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this provision, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

         Any indemnification hereunder (unless required by law or ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in this provision. Such determination shall be made by (a) the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the Corporation.

         The indemnification provided herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of this Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, or of a partnership, joint venture, trust, employee benefit plan, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware or of these Bylaws.

         The Corporation's indemnity of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, or of a partnership, joint venture, trust, employee benefit plan, or other enterprise, shall be reduced by any amounts such person may collect as indemnification (a) under any policy of insurance purchased and maintained on his behalf by the Corporation or (b) from such other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.


                               ARTICLE VII - STOCK

         Section 1. Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board of Directors and/or the President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him. Any and all of the signatures on the certificate may be a facsimile.

         Section 2. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by the transfer agent designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 3 of this Article, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefore. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its agent to issue a new certificate to the person entitled thereto.

         Section 3. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing the issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond, with acceptable surety in such sum as it may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


                             ARTICLE VIII - NOTICES

         Section 1. Notices. Whenever notice is required to be given to any stockholders, director, officer, or agent, such requirements shall not be construed to mean personal notice. Unless otherwise stated herein, such notice may in every incident be effectively given by depositing a writing in the United States Mail, in a prepaid envelope or by dispatching a prepaid telegram, addressed to such stockholder, director, officer or agent at his or her address as the same appears in the books of the Corporation. The time when such notice is dispatched shall be the time of the giving of the notice.

         Section 2. Waiver. Whenever any notice is required to be given under the provisions of the Certificate of Incorporation, these Bylaws, or otherwise required by law, a written waiver thereof, signed by the stockholder, director, officer or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver.


                           ARTICLE IX - MISCELLANEOUS

         Section 1. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of an officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

         Section 2. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in charge of the Secretary or an Assistant Secretary. Duplicates of the seal may be kept and used by persons so designated by the Board.

         Section 3. Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

         Section 4. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

                             ARTICLE X - AMENDMENTS

         Section 1. Amendments. These Bylaws may be amended or repealed by the majority vote of the Board of Directors at any regular or special meeting thereof or by a majority of the voting stockholders at any regular or special meeting thereof at which a quorum is present, provided notice of the proposed amendment or repeal is contained in the notice of such meeting.



         The foregoing are certified to be the true and complete Amended and Restated Bylaws of the UCI Medical Affiliates, Inc. as adopted by the Board of Directors as of November 23, 1993.



                                   /s/ M.F. McFarland
                                -----------------------------------
                               M.F. McFarland
Secretary